Exhibit 10.2

purchase agreement

DATED June 12, 2017

BY AND AMONG

J. Crew Brand, llc,

J. Crew Brand corp.,

J. Crew Group, Inc.,

THE GUARANTORS PARTY HERETO,

AND

the note purchasers party hereto

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS	1
Section 1.01	Definitions1
Section 1.02	Accounting Procedures and Interpretation7
ARTICLE II SALE AND PURCHASE	8
Section 2.01	Sale and Purchase8
Section 2.02	Funding Notices8
Section 2.03	Delivery8
Section 2.04	Closing8
Section 2.05	Issue Price9
Section 2.06	Independent Nature of Note Purchasers’ Obligations and Rights9
Section 2.07	Arm’s Length Transaction9
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE ISSUERS	10
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE NOTE PURCHASERS	17
Section 4.01	Valid Existence17
Section 4.02	No Consents; Violations, Etc17
Section 4.03	Investment17
Section 4.04	Nature of Note Purchaser17
Section 4.05	Receipt of Information18
Section 4.06	Restricted Securities18
Section 4.07	Certain Fees18
Section 4.08	Legend18
Section 4.09	Reliance on Exemptions19
Section 4.10	Authority19
ARTICLE V COVENANTS	20
Section 5.01	Conduct of Business20
Section 5.02	Taking of Necessary Action20
Section 5.03	Issuers’ Fees20
Section 5.04	DTC20
Section 5.05	Note Purchasers20
ARTICLE VI CLOSING CONDITIONS	21
Section 6.01	Conditions to Closing21
Section 6.02	Issuers’ Deliveries24
Section 6.03	Note Purchaser Deliveries25
ARTICLE VII INDEMNIFICATION, COSTS AND EXPENSES	26
Section 7.01	Indemnification by the Issuers26
Section 7.02	Indemnification by Note Purchaser26
Section 7.03	Indemnification Procedure27
Section 7.04	Non-Exclusive RemediesError! Bookmark not defined.
ARTICLE VIII MISCELLANEOUS	28

Section 8.01	Interpretation28
Section 8.02	Survival of Provisions28
Section 8.03	No Waiver; Modifications in Writing28
Section 8.04	Binding Effect; Assignment29
Section 8.05	Communications29
Section 8.06	Entire Agreement30
Section 8.07	Governing Law; Submission to Jurisdiction30
Section 8.08	Waiver of Jury Trial31
Section 8.09	Execution in Counterparts31
Section 8.10	Termination31
Section 8.11	Specific Performance32
Section 8.12	Fees and Expenses32
Section 8.13	Headings33

Schedules and Exhibits:

Schedule A – Note Purchasers

Exhibit A – Form of Indenture

Exhibit B – Form of Company Parties’ Certificate

Exhibit C – Form of Amendment to the Term Loan Agreement

Exhibit D – Form of A&R IP License Agreement

Exhibit E – Forms of Security Documents

Exhibit F – Form of Exchange Offer Memorandum

PURCHASE AGREEMENT

PURCHASE AGREEMENT dated June 12, 2017 (this “Agreement”), by and among J. Crew Brand, LLC, a Delaware limited liability company (the “Issuer”), J. Crew Brand Corp., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), J. Crew Group, Inc. (“Group”), the Guarantors (as defined below), and the parties set forth on Schedule A hereto (each a “Note Purchaser” and collectively, the “Note Purchasers”).

WHEREAS, the Company Parties desire to issue and sell to each Note Purchaser, and each Note Purchaser desires to purchase from the Issuers, certain Notes (as defined below) (such transaction, the “Issuance”).

WHEREAS, the Notes will be issued under an indenture (including the Supplemental Guarantee Agreement attached thereto, the “Indenture”) in the form attached hereto as Exhibit A, to be dated the Closing Date (as defined below), among the Issuers, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”).

WHEREAS, the Issuers’ obligations under the Notes will be fully and unconditionally guaranteed (the “Guarantees”) as to the payment of principal, premium, if any, and interest, jointly and severally, by each of the Guarantors.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Group, the Issuers, the Guarantors and each Note Purchaser hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01Definitions

.  As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“2016 IP Assignment Agreements” means, collectively, those Intellectual Property Assignment Agreements, each dated December 5, 2016, pursuant to which J. Crew International, Inc. assigned an undivided 72.04% ownership interest in and to the Licensed Marks (as defined below) to J. Crew Domestic Brand, LLC via the following sequence of drop-down assignments: (i) J. Crew International, Inc. to J. Crew International Cayman Limited; (ii) J. Crew International Cayman Limited to J. Crew Brand Holdings, LLC; (iii) J. Crew Brand Holdings, LLC to J. Crew Brand Intermediate, LLC; (iv) J. Crew Brand Intermediate, LLC to J. Crew Brand, LLC; and (v) J. Crew Brand, LLC to J. Crew Domestic Brand, LLC.

“2017 IP Assignment Agreements” means, collectively, those Intellectual Property Assignment Agreements, to be entered into on or prior to the Closing Date, pursuant to which J. Crew International, Inc. will assign its remaining undivided 27.96% ownership interest in and to the Licensed Marks (as defined below) to J. Crew Domestic Brand, LLC via the following sequence of drop-down assignments: (i) J. Crew International, Inc. to J. Crew International

Cayman Limited; (ii) J. Crew International Cayman Limited to J. Crew Brand Holdings, LLC; (iii) J. Crew Brand Holdings, LLC to J. Crew Brand Intermediate, LLC; (iv) J. Crew Brand Intermediate, LLC to J. Crew Brand, LLC; and (v) J. Crew Brand, LLC to J. Crew Domestic Brand, LLC, each of the foregoing substantially in the form of the 2016 IP Assignment Agreements.

“2017 IP License Agreement” means the Intellectual Property License Agreement, by and among IPCo, J. Crew International, Inc., and J. Crew Operating Corp., to be dated as of the Closing Date, substantially in the form of the A&R IP License Agreement.

“ABL Credit Agreement” means the Credit Agreement, dated as of March 7, 2011 (as amended by the First Amendment to Credit Agreement, dated as of October 11, 2012, the Second Amendment to Credit Agreement, dated as of March 5, 2014, the Third Amendment to Credit Agreement, dated as of December 10, 2014, the Fourth Amendment to Credit Agreement (Incremental Amendment), dated as of December 17, 2015, and the Fifth Amendment to Credit Agreement and Consent to Release of Mortgages, dated as of November 17, 2016, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among J. Crew Group, Inc., a Delaware corporation (“Group”), Chinos Intermediate Holdings B, Inc., a Delaware corporation (“Holdings B”), Bank of America, N.A., as the administrative agent, and the lenders from time to time party thereto.

“Action” against a Person means any lawsuit, action, proceeding, investigation or complaint before any Governmental Authority, mediator or arbitrator.

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person (including, with respect to a Note Purchasers, any Related Funds of a Note Purchaser); provided, however, (i) that Group, the Issuer, the Co-Issuer and the Guarantors shall not be deemed to be Affiliates of the Note Purchasers or any of their respective Affiliates, (ii) portfolio companies in which the Note Purchasers or any of their respective Affiliates have an investment (whether as debt or equity) shall not be deemed an Affiliate of such Note Purchaser, and (iii) the Excluded Note Purchaser Parties shall not be deemed Affiliates of GSO Capital Partners LP, Anchorage Capital Master offshore, Ltd., PCI Fund, LLC or any of the Company Parties. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise.

“Agreement” has the meaning given to such term in the introductory paragraph hereof.

“A&R IP License Agreement” means the Amended and Restated Intellectual Property License Agreement, by and among IPCo, J. Crew International, Inc., and J. Crew Operating Corp., to be dated as of the Closing Date, in the form attached hereto as Exhibit D hereto.

“Beneficially Owned” with respect to any securities means having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 or Rule 13d-5 under the Exchange Act).

“Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banks located in New York, New York are authorized or obligated to close.

“Closing” means the consummation of the Issuance hereunder.

“Closing Date” has the meaning given to such term in Section 2.04.

“Co-Issuer” has the meaning given to such term in the introductory paragraph hereof.

“Collateral” has the meaning assigned to such term in the Security Agreement.

“Company Parties” means Group and the Issuer Entities.

“Contract” means, with respect to any Person, any contract, agreement, deed, mortgage, lease, sublease, license, sublicense or other legally enforceable commitment, undertaking, obligation, arrangement, instrument or understanding, whether written or oral, to which or by which such Person is a party or otherwise subject or bound or to which or by which any Property, business, operation or right of such Person is subject or bound.

“Delaware LLC Act” means the Delaware Limited Liability Company Act.

“DTC” has the meaning given to such term in Section 2.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Act Regulations” means the rules and regulations of the SEC promulgated under the Exchange Act.

“Exchange Offer” means the offer to exchange the PIK Toggle Notes for Exchange Offer Notes and other consideration.

“Exchange Offer Notes” means the new notes to be issued by the Issuers in connection with the Exchange Offer under an indenture substantially similar to the Indenture (the “Exchange Notes Indenture”) and having terms substantially identical to the Notes, to be dated the Closing Date, among the Issuers, the Guarantors and the Trustee and Collateral Agent.

“Excluded Note Purchaser Parties” has the meaning given to such term in Section 5.05

“Funding Notice” has the meaning given to such term in Section 2.02.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Authority” means, with respect to any Person, the country, state, county, city and political subdivisions in which any Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authorities that exercise valid jurisdiction over any such Person or such Person’s Property.  Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, any of the Company Parties or their Properties.

“Guarantors” means, collectively, J. Crew Domestic Brand, LLC, J. Crew International Brand, LLC and J. Crew Brand Intermediate, LLC.

“Indemnified Party” has the meaning given to such term in Section 7.03.

“Indemnifying Party” has the meaning given to such term in Section 7.03.

“Intercreditor Agreement” means the intercreditor agreement, to be dated as of the Closing Date, among the Company Parties, the Collateral Agent for the Notes and the collateral agent for the Exchange Offer Notes, which shall be in form and substance reasonably satisfactory to the Note Purchasers.

“IP Assignment” has the meaning given to such term in Section 3.01.

“IP Assignment Agreements” means, collectively, the 2016 IP Assignment Agreements and the 2017 IP Assignment Agreements.

“IPCo” means J. Crew Domestic Brand, LLC.

“Issuance” has the meaning given to such term in the recitals to this Agreement.

“Issuer Entities” means the Issuer, the Co-Issuer and the Guarantors.

“Issuer Material Adverse Effect” means any change, event, circumstance or effect that, individually or together with any other changes, events or effects, has a material adverse effect on (a) the legality, validity or enforceability of any Transaction Documents, (b) the financial condition, business, assets or results of operations of the Issuer Entities, considered as a single enterprise, (c) the financial condition, business, assets or results of operations of Group and its subsidiaries, considered as a single enterprise or (d) the ability of the Issuers or the Guarantors to perform their respective obligations under the Transaction Documents in full on a timely basis.  Notwithstanding the foregoing, an “Issuer Material Adverse Effect” shall not include any change, event, circumstance or effect to the extent resulting or arising from or that would or reasonably be expected to result or arise from: (i) any change in general economic conditions in the industries or markets in which any of the Group or the Issuer Entities operate that do not have a disproportionate effect on the Issuer Entities, considered as a single enterprise or on Group and its subsidiaries, considered as a single enterprise; (ii) any engagement in hostilities pursuant to a declaration of war, or the occurrence of any military or terrorist attack; (iii) changes in GAAP or other accounting principles, except to the extent such change has a disproportionate effect on the Issuer Entities, considered as a single enterprise, or on Group and its subsidiaries, considered as a single enterprise; or (iv) other than for purposes of Section 3.18, the consummation of the transactions contemplated hereby.

“Issuers” has the meaning set forth in the introductory paragraph hereof.

“Law” or “Laws” means any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, judicial or administrative order, writ, injunction, judgment, settlement, award or decree.

“Licensed Marks” has the meaning given to such term in the A&R IP License Agreement and the 2017 IP License Agreement, collectively.

“Lien” means any mortgage, claim, pledge, lien (statutory or otherwise), security agreement, conditional sale or trust receipt or a lease, consignment or bailment, preference or priority, assessment, deed of trust, charge, easement, servitude or other encumbrance upon or with respect to any Property of any kind.

“Litigation” means that certain litigation pending in the Commercial Division of the New York Supreme Court, New York County styled as J. Crew Group, Inc. et al. v. Wilmington Savings Fund Society, FSB, as Administrative Agent and collateral agent, Index No. 650574/2017.

“Note Purchaser” has the meaning given to such term in the introductory paragraph hereof.

“Note Purchaser Material Adverse Effect” means, with respect to any Note Purchaser, any material adverse effect on the ability of such Note Purchaser to perform its obligations under this Agreement on a timely basis.

“Note Purchaser Related Parties” has the meaning given to such term in Section 7.01.

“Notes” means the 13.00% Senior Secured Notes due 2021 issued pursuant to the Issuance and governed by the Indenture.

“NYSE” means The New York Stock Exchange.

“Organizational Documents” means (i) in the case of a corporation, its charter and by-laws; (ii) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (iii) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (iv) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (v) in the case of any other entity, the organizational and governing documents of such entity.

“Party” or “Parties” means each of Group, the Issuers, the Guarantors and the Note Purchasers.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“PIK Toggle Notes” means the 7.75%/8.50% Senior PIK Toggle Notes due 2019 issued pursuant to that certain indenture, dated November 4, 2013, between Chinos Intermediate Holdings A, Inc., as issuer, and U.S. Bank National Association, as trustee.

“Property” or “Properties” means any interest or interests in any kind of property or asset, whether real, personal or mixed, or tangible or intangible (including intellectual property).

“Purchase Price” has the meaning given to such term in Section 2.01.

“Related Fund” means, with respect to any Note Purchaser, any fund, account or investment vehicle that is controlled, sponsored, managed, advised or sub-advised by (i) the Note Purchaser, (ii) an Affiliate of the Note Purchaser or (iii) the same investment manager or advisor as the Note Purchaser or an Affiliate of such investment manager or advisor.

“Representatives” of any Person means the Affiliates, control persons, officers, directors, employees, agents, counsel, investment bankers and other representatives of such Person.

“Restructuring Support Agreement” means the Restructuring Support Agreement, dated as of June 12, 2017, among, inter alia, Group, the Issuers, the Guarantors and the creditors party thereto.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

“Securities Act Regulations” means the rules and regulations of the SEC promulgated under the Securities Act.

“Security Agreement” means the Security Agreement to be dated as of the Closing Date, among the Company Parties and the Collateral Agent, which shall be substantially in the form of Exhibit E.

“Security Documents” means the Security Agreement, the intellectual security agreements, pledge agreements, collateral assignments and mortgages, and other related instruments and documents necessary to grant the Collateral Agent, for the benefit of the holders of the Notes, a lien on certain assets of the Issuers and Guarantors as required by the Indenture, in each case (i) to be dated the Closing Date and (ii) substantially in the forms attached hereto as Exhibit E, and the Intercreditor Agreement.

“Subsidiary” means, as to any Person, (i) any corporation, limited liability company, general partnership or other entity (other than a limited partnership) of which at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation, limited liability company, general partnership or other entity is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries and (ii) any limited partnership of which (a) a majority of the voting power to elect a majority of the board of directors or board of managers of the general partner of such limited partnership and (b) a majority of the outstanding limited partner interests is at the time directly or indirectly owned or controlled by such Person.

“Term Loan Agreement” means the Amended and Restated Credit Agreement, dated as of March 5, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), among Group, Holdings B, Wilmington Savings Fund Society, FSB  (as successor in interest to Bank of America, N.A.), as administrative agent, and the lenders from time to time party thereto.

“Term Loan Amendment” means the amendment to the Term Loan Agreement, to be dated the Closing Date, substantially in the form attached hereto as Exhibit C hereto.

“Third Party Claim” has the meaning given to such term in Section 7.03.

“Transaction Documents” means, collectively, this Agreement, the Restructuring Support Agreement, the Offering Memorandum, the Term Loan Amendment, the A&R IP License Agreement, the 2017 IP License Agreement, the 2017 IP Assignment Agreements, the Indenture, the Security Documents and any amendments, supplements, continuations or modifications thereto.

“Transfer” means to, directly or indirectly, (i) sell, pledge, assign, encumber, grant an option with respect to, transfer or dispose of any participation or interest (voting or otherwise) in or (ii) enter into an agreement, commitment or other arrangement to sell, pledge, assign, encumber, grant an option with respect to, transfer or dispose of any participation or interest (voting or otherwise) in, the subject matter of the Transfer, or the act thereof.

“Trustee” has the meaning given to such term in the recitals in this Agreement.

“Warranty Breach” has the meaning given to such term in Section 7.01(a).

Section 1.02Accounting Procedures and Interpretation

.  Unless otherwise specified in this Agreement, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters under this Agreement shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Note Purchasers under this Agreement shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

ARTICLE II

SALE AND PURCHASE

Section 2.01Sale and Purchase

.  Subject to the terms and conditions hereof, the Issuers will issue and sell to each Note Purchaser through the facilities of the Depository Trust Company

(“DTC”) on the Closing Date, and each Note Purchaser hereby, severally and not jointly, agrees to purchase from the Issuers on the Closing Date, such aggregate principal amount of Notes set forth in Schedule A opposite such Note Purchaser’s name, at a purchase price of 97.0% of the face value of such Notes (the “Purchase Price”), upon receipt by the Issuers of the Purchase Price as set forth in Schedule A opposite such Note Purchaser’s name on the Closing Date for such Notes.

Section 2.02Funding Notices

.  On or prior to the third Business Day prior to the Closing Date, the Issuers shall deliver a written notice (the “Funding Notice”) to each of the Note Purchasers (a) directing each Note Purchaser to pay the applicable Purchase Price for its Notes by wire transfer(s) of immediately available funds to the Issuers’ bank account, prior to 11:00 a.m. Eastern Time on the Closing Date, and (b) specifying wiring instructions for wiring funds into the Issuers’ bank account.

Section 2.03Delivery

. Delivery of all Notes shall be made on the Closing Date.  Delivery of the Notes shall be made to the account of each Note Purchaser through the facilities of DTC against payment by each of the Note Purchasers of their respective Purchase Price by wire transfer in immediately available funds to the bank account of the Issuers specified in the Funding Notice (with any transfer taxes payable in connection with the sale of the Notes to the Note Purchasers hereunder duly paid by the Issuers). The Parties acknowledge that the delivery of the Notes to the Note Purchasers through the DTC system may be delayed due to procedures and mechanics within the system of DTC and that such delay will not be a default under this Agreement so long as (i) the Issuers are using their commercially reasonable efforts to effect the issuance of one or more global notes representing the Notes, (ii) interest shall accrue on such Notes from the Closing Date and (iii) such delay is no longer than three Business Days.

Section 2.04Closing

.  Subject to the terms and conditions hereof, (a) the Closing shall take place at the offices of Milbank, Tweed, Hadley & McCloy LLP, 28 Liberty Street, New York, New York 10005 or such other location as mutually agreed to by the Parties, on July 13, 2017, or such other date as mutually agreed in writing by the Parties (the “Closing Date”); provided that the Closing Date shall not be earlier than the date set forth in the Funding Notice unless mutually agreed by the Parties.

Section 2.05Defaulting Note Purchaser. The obligation of each Note Purchaser to fund its Purchase Price at the Closing shall be conditional upon the concurrent funding by each other Note Purchaser hereunder. If, on the Closing Date, any Note Purchaser defaults on its obligation to purchase the Notes that it has agreed to purchase hereunder, the non-defaulting Note Purchasers may, in their discretion, purchase or arrange for the purchase by their Affiliates of any such Notes, and the non-defaulting Note Purchasers may postpone the Closing Date for up to five business days in order to make any necessary arrangements to effectuate such purchase.  As used in this Agreement, the term “Note Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any other Person not listed in Schedule A hereto that, pursuant to this Section 2.05, purchases Notes that a defaulting Note Purchaser agreed but failed to purchase. If the non-defaulting Note Purchasers do not exercise their right to purchase or arrange for the purchase of all of the Notes of any defaulting Note Purchase, then this Agreement shall terminate without liability on the part of the non-defaulting Note Purchaser, and any funds provided to the Issuers by the non-defaulting Note Purchasers shall be refunded promptly, and in any event not later than one Business Day, following such termination. Any termination of this Agreement pursuant to this Section 2.05 shall be without liability on the part of the Issuers, the Guarantors and the non-defaulting Note Purchasers, except that the Issuers and the Guarantors will continue to be liable for the payment of fees and expenses to the non-defaulting Note Purchasers as set forth in Section 8.12 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.  Nothing contained herein shall relieve a defaulting Note Purchaser of any liability it may have to the Issuers, the Guarantors or any non-defaulting Note Purchaser for damages caused by its default.

Section 2.06Issue Price

. For U.S. federal income tax purposes, the “issue price” of all of the Notes issued hereunder shall be equal to the Purchase Price for the Notes, and all Notes shall have original issue discount equal to 3.0% of the face amount of the Notes.

Section 2.07Independent Nature of Note Purchasers’ Obligations and Rights

. The obligations of each Note Purchaser under this Agreement are several and not joint with the obligations of any other Note Purchaser, and no Note Purchaser shall be responsible in any way for the performance of the obligations of any other Note Purchaser under this Agreement.  The waiver by any Note Purchaser of performance of the obligations of any of the Company Parties under any Transaction Document shall not excuse performance by the Company Parties with respect to the other Note Purchaser. Nothing contained herein or in any other Transaction Document, and no action taken by any Note Purchaser pursuant thereto, shall be deemed to constitute the Note Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Note Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Note Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Note Purchaser to be joined as an additional party in any proceeding for such purpose.

Section 2.08Arm’s Length Transaction

.  Group, the Issuers and the Guarantors jointly and severally acknowledge and agree that the Note Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Company Parties with respect to the offering of Notes contemplated hereby (including in connection with determining the Purchase Price of the Notes) and not as financial advisors or fiduciaries to, or agents of, the Company Parties or any other person.  Additionally, none of the Note Purchasers is advising the Company Parties or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company Parties shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and none of the Note Purchasers shall have any responsibility or liability to the Company Parties with respect thereto.  Each of the Company Parties agrees that it will not claim that the Note Purchasers have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to any of the Company Parties, in connection with the sale of Notes contemplated hereby, and hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Note Purchasers with respect to any breach or alleged breach of fiduciary duty.  The Company Parties further agree that the Note Purchasers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company Parties, and the Note Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship.  The Company Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement.  Any review by the Note Purchasers of the Company Parties and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Note Purchasers, as the case may be, and shall not be on behalf of the Company Parties or any other person.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE Company parties

Each of the Company Parties jointly and severally represents and warrants to each of the Note Purchasers that the representations and warranties set forth in this Article III are true and correct as of the date of this Agreement and as of the Closing Date.

Section 3.01Intellectual Property Contribution

.  (a) 100% of the ownership interests in and to the Licensed Marks shall have been contributed to J. Crew Domestic Brand, LLC (the “IP Assignment”) in accordance with the terms of the IP Assignment Agreements prior to, or contemporaneously with, the occurrence of the Closing hereunder.

(b) the Licensed Marks constitute all United States federal registered trademark intellectual property of J. Crew Group, Inc. and its Subsidiaries (other than Madewell Inc. and its Subsidiaries and any foreign-registered intellectual property) as of the date of the 2016 IP Assignment Agreements.

Section 3.02Offering Memorandum. A confidential Offering Memorandum dated June 12, 2017 (the “Offering Memorandum”) has been prepared in connection with the Exchange Offer. Any reference to the Offering Memorandum, including as amended or supplemented, as of any specified date, shall be deemed to refer to and include the reports filed by the Company with the SEC pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act (the “Exchange Act Reports”), as and to the extent described in the Offering Memorandum as being incorporated by reference therein.  The Exchange Act Reports, at the time they were or hereafter are filed with the SEC, conformed, or will conform, in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder.

Section 3.0310b-5. None of the Offering Memorandum (when taken together with any amendment or supplement thereto as of such date), the exchange offer and consent solicitation material prepared or caused to be prepared by the Company Parties or any of their respective Affiliates(as may be amended or supplemented from time to time) (the “Exchange Offer Material”), or any other offering materials and information relating to the Exchange Offer that the Company Parties or any of their respective Affiliates may prepare or approve, including, but not limited to, any investor presentation or other marketing material (the “Additional Material”) (when taken together with any amendment or supplement thereto as of such date), in each case, as of its date and as of the “Withdrawal Deadline” (as set forth in the Offering Memorandum), or the expiration and settlement dates of the Exchange Offer, contains or represents an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 3.04Material Adverse Change. None of the Company Parties has sustained, since the date of the latest audited financial statements of the Company incorporated by reference in the Offering Memorandum, any Exchange Offer Material or Additional Material, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum, any Exchange Offer Material or Additional Material; and, since the respective dates as of which information is given in the Offering Memorandum, any Exchange Offer Material or Additional Material, there has not been any material adverse change in the capital stock or long term debt of any of the Company Parties, or any material adverse change, or any development that would reasonably be expected to result in an Issuer Material Adverse Effect.

Section 3.05Title. Each of the Company Parties has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Memorandum, any Exchange Offer Material or Additional Material or such as would not reasonably be expected to have an Issuer Material Adverse Effect; and any real property and buildings held under lease by the Company Parties are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company Parties.

Section 3.06No Registration. It is not necessary in connection with the offer, issuance and delivery of the Notes to the Note Purchasers or the Exchange Offer Notes pursuant to the Exchange Offer to register the Notes or the Exchange Offer Notes under the Securities Act or to qualify the Indenture or the Exchange Offer Indenture under the Trust Indenture Act of 1939, as amended.

Section 3.07Other Fees. Except as contemplated by this Agreement, the Company Parties have not paid or agreed to pay to any person any compensation in connection with the sale of the Notes contemplated hereby.

Section 3.08Due Organization. Each of the Company Parties has been duly incorporated and is validly existing as a corporation or limited liability company, as the case may be, in good standing (or the local equivalent) under the laws of the jurisdiction in which it was incorporated with power and authority (corporate and other) to own, lease, and/or operate its properties and conduct its business as described in the Offering Memorandum, the Exchange Offer Material and the Additional Material. Each of the Company Parties has been duly qualified as a foreign corporation or limited liability company, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected, individually or in the aggregate, to have an Issuer Material Adverse Effect.

Section 3.09Ownership of Issuers. Group indirectly owns 100% of the capital stock or membership interests, as the case may be, of the Issuer Entities.

Section 3.10Subsidiaries. All of the issued shares of capital stock of each subsidiary of Group have been duly and validly authorized and issued, are fully paid and non assessable and are owned directly or indirectly by Group, free and clear of all liens, encumbrances, equities or claims, except as would not, individually or in the aggregate have an Issuer Material Adverse Effect.

Section 3.11Corporate Authority. Each of the Company Parties has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

Section 3.12Indenture. The Indenture has been duly authorized by the Issuers and the Guarantors and, when duly executed and delivered by the Issuers and the Guarantors, assuming the due authorization, execution and delivery thereof by the Trustee, will constitute the valid and legally binding obligations of the Issuers and the Guarantors, enforceable against each of them in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and to general principles of equity (the “Enforceability Exceptions”).

Section 3.13Notes. The Notes have been duly authorized by the Issuers and the Guarantors, respectively, and, when the Notes have been duly executed and delivered by the Issuers, duly executed and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to the Note Purchasers pursuant to this Agreement, will constitute the valid and legally binding obligations of the Issuers and the Guarantors, enforceable against each of them in accordance with their terms, subject to the Enforceability Exceptions.

Section 3.14Exchange Offer Notes. The Exchange Offer Notes have been duly authorized by the Issuers and the Guarantors, respectively, and, when the Exchange Offer Notes have been duly executed and delivered by the Issuers, duly executed and authenticated by the trustee related thereto in accordance with the provisions of the Exchange Offer Indenture and delivered pursuant to the terms of the Exchange Offer, will constitute the valid and legally binding obligations of the Issuers and the Guarantors, enforceable against each of them in accordance with their terms, subject to the Enforceability Exceptions,

Section 3.15Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company Parties as of the date hereof.

Section 3.16Security Documents. Each of the Security Documents has been duly authorized by the Company Parties (to the extent a party thereto) and, when executed by the Company Parties party thereto, assuming the due authorization, execution and delivery thereof by the other parties party thereto, will constitute the valid and legally binding obligations of the Company Parties party thereto, enforceable against each of them in accordance with their terms, subject to the Enforceability Exceptions. Upon delivery of the applicable Security Documents to the Trustee, such Security Documents are sufficient to create valid security interests in and liens on the Collateral, enforceable in accordance with their terms, subject, as to enforcement, to the Enforceability Exceptions.

Section 3.17UCC Filings. Upon the filing of the appropriate Uniform Commercial Code (“UCC”) financing statements and the taking of other actions, in each case as further described herein, in the Security Documents and in the Indenture, the security interests of the Trustee for the benefit of the holders of the Notes and the liens on the rights of the Issuers and the Guarantors in the Collateral will be a valid and perfected security interest in all Collateral that can be perfected by the filing of a UCC-1 financing statement under the UCC as in effect in any jurisdiction and the liens will have the priority described in the Security Documents and the Indenture, subject in priority only to liens permitted by the Indenture and subject, as to enforcement, to the Enforceability Exceptions; as of the Closing Date, the filing of all necessary UCC financing statements in the proper filing offices and other filings and actions contemplated by the Security Documents, will have been duly made or taken and will be in full force and effect, in each case, to the extent required by the Security Documents. As of the Settlement Date, the Trustee shall have possession and control of all of the Collateral for which the Security Documents require such possession or control as of the Closing Date.

Section 3.18Non Contravention. Assuming the accuracy of the representations and warranties of the Note Purchasers contained herein and the compliance by the Note Purchasers with their agreements contained herein, the issue of the Notes and the compliance by the Company Parties with all of the provisions of the Notes, the Indenture, the Security Documents and this Agreement, as applicable, and the consummation of the transactions herein and therein contemplated (including the making and consummation of the Exchange Offer) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any Company Party is a party or by which any Company Party is bound or to which any of the property or assets of any Company Party is subject, except for such conflicts or breaches for which the Company has obtained, or will obtain prior to the Closing Date, a consent or waiver; (ii) result in any violation of the provisions of the certificate of incorporation or bylaws or other organizational documents, as applicable, of any Company Party; (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any Company Party or any of their respective properties; and (iv) require the consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase of the Notes by the Note Purchasers; except, in the case of clauses (i), (iii) and (iv) above, as would not individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect.

Section 3.19No Violations. Other than as set forth in the Offering Memorandum, none of the Company Parties is (i) in violation of its certificate of incorporation or by laws or other organizational documents, as applicable or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties or assets is subject, except, in the case of (ii) above, for such defaults as would not reasonably be expected to have an Issuer Material Adverse Effect.

Section 3.20Financial Statements. The historical financial statements incorporated by reference in the Offering Memorandum, together with the related schedules and notes thereto,

present fairly in all material respects the consolidated financial position of the Group as of the dates indicated and the results of operations and cash flows of Group for the periods specified, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments, and have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods involved (except as otherwise noted therein); the other financial and statistical data set forth in the Offering Memorandum under the caption “Summary – Summary Condensed Consolidated Financial and Other Data” is accurately presented and where applicable, has been prepared on a basis consistent with the financial statements incorporated by reference in the Offering Memorandum and the books and records of Group. The interactive data in eXtensible Business Reporting Language incorporated by reference in each of the Exchange Offer Material and Additional Material fairly presents the information called for in all material respects and is prepared in accordance with the SEC’s rules and guidelines applicable thereto.

Section 3.21Legal Proceedings. Other than as set forth in the Offering Memorandum, the Exchange Offer Material and the Additional Material, there are no legal or governmental proceedings pending to which Group or any of Group’s subsidiaries is a party or of which any property of Group or any of Group’s subsidiaries is the subject which, if determined adversely to the Group or any of Group’s subsidiaries, would individually or in the aggregate be reasonably expected to have an Issuer Material Adverse Effect and, to the best of Group’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

Section 3.22144A. The Notes will be, at the Closing Date, eligible for resale pursuant to Rule 144A under the Securities Act (“Rule 144A”). When the Notes are issued and delivered pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

Section 3.23Investment Company Act. None of the Company Parties is, and after giving effect to the transactions contemplated by this Agreement and the Restructuring Support Agreement, including the purchase of the Notes and the application of the proceeds therefrom, will be, an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

Section 3.24No General Solicitation. None of the Company Parties, or any other person acting on any of their behalf has offered or sold, or will offer or sell, the Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or, with respect to New Securities sold outside the United States to non U.S. persons (as defined in Rule 902 under the Securities Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and each of the Company Parties, any Affiliate of the Company Parties and any person acting on any of their behalf has complied with and will implement the “offering restriction” within the meaning of such Rule 902.

Section 3.25No Integration. Within the preceding six months, none of the Company Parties, or any other person acting on any of their behalf has offered or sold to any person any

Notes, or any securities of the same or a similar class as the Notes, other than the Exchange Offer Notes. Each Company Party will take reasonable precautions designed to ensure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act) of any Notes or any substantially similar security issued by such Company Party, within six months subsequent to the Settlement Date, is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Notes in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act.

Section 3.26Internal Controls. Group maintains a system of internal control over financial reporting (as such term is defined in Rule 13a 15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by Group’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Group’s internal control over financial reporting is effective and Group is not aware of any material weaknesses in its internal control over financial reporting.

Section 3.27Material Weaknesses. Since the date of the latest audited financial statements incorporated by reference in the Offering Memorandum, there have been no (i) material weaknesses or significant deficiencies in Group’s internal control over financial reporting (whether or not remediated) and (ii) changes in Group’s internal control over financial reporting that has adversely affected, or is reasonably likely to materially affect, Group’s internal control over financial reporting.

Section 3.28Disclosure Controls. Group, on a consolidated basis, maintains disclosure controls and procedures (as such term is defined in Rule 13a 15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to Group is made known to Group’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

Section 3.29Independent Auditors. KPMG LLP, which has audited certain financial statements of Group, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the SEC thereunder.

Section 3.30Solvency. Each of the Company Parties, immediately after the Closing Date, on a consolidated basis, will be, Solvent (as defined below). As used herein, the term “Solvent” means, with respect to each of the Company Parties on a particular date, that on such date: (i) the fair market value of its assets exceeds its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of its assets is greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) it is able to pay its debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (iv) it is not engaged in, and is not about to engage in, business for which it has unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

Section 3.31FCPA. None of the Company Parties, nor any of their subsidiaries, nor to the knowledge of the Company Parties and their subsidiaries, any director, officer, agent, employee or Affiliate of the Company Parties or any of their subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the UK Bribery Act of 2010, as amended from time to time, including, without limitation, making use of the mails or any means of instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign office, in contravention of the FCPA, and each of the Company Parties, their subsidiaries and their respective Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Section 3.32AML. The operations of Group and its subsidiaries, taken as a whole, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Group or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company Parties, threatened.

Section 3.33Sanctions. Neither Group nor any of its subsidiaries nor, to the knowledge of the Company Parties, any director, officer, agent, employee or Affiliate of Group or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is Group or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions.

Section 3.34SOX. Group and its directors and officers, in their capacities as such, are in material compliance with all applicable provisions of the Sarbanes Oxley Act, as amended, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF the NOTE PURCHASERS

Each of the Note Purchasers severally, and not jointly, represents and warrants to the Company Parties with respect to itself as follows as of the date of this Agreement and as of the Closing Date:

Section 4.01Valid Existence

.  Such Note Purchaser (a) is duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and (b) has the requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its Properties and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected, individually or in the aggregate, to have a Note Purchaser Material Adverse Effect.

Section 4.02No Consents; Violations, Etc

.  The execution, delivery and performance of the Transaction Documents to which such Note Purchaser is a party by such Note Purchaser and the consummation of the transactions contemplated thereby will not (a) require any consent, approval or notice under, or constitute a violation or breach of, the Organizational Documents of such Note Purchaser, (b) constitute a violation or breach of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default or give rise to any right of termination, cancellation or acceleration) under, any note, bond, mortgage, lease, loan or credit agreement or other material instrument, obligation or agreement to which such Note Purchaser is a party or by which such Note Purchaser or any of its Properties may be bound, (c) violate any provision of any Law or any order, judgment or decree of any court or Governmental Authority having jurisdiction over such Note Purchaser or its Properties, except in the cases of clauses (b) and (c) where such violation, breach or default, would not reasonably be expected, individually or in the aggregate, to have a Note Purchaser Material Adverse Effect.

Section 4.03Investment

.  The Notes are being acquired for such Note Purchaser’s own account, or the accounts of clients for whom such Note Purchaser exercises discretionary investment authority, not as a nominee or agent, and with no present intention of distributing the Notes or any part thereof, and such Note Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same, in any transaction in violation of the securities Laws of the United States of America or any state, without prejudice, however, to such Note Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Notes under a registration statement under the Securities Act and applicable state securities Laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 and Rule 144A promulgated under the Securities Act).

Section 4.04Nature of Note Purchaser

.  Such Note Purchaser represents and warrants to, and covenants and agrees with, the Company Parties that, (a) it is an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and a “Qualified Institutional Buyer” (within the meaning of Rule 144A under the Securities Act), (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Notes, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment and (c) it is not acquiring the Notes with a view to, or for offer or sale in connection with, any distribution thereof that could result in such Note Purchaser being an “underwriter” within the meaning of section 2(11) of the Securities Act or result in any violation of the registration requirements of the Securities Act.

Section 4.05Receipt of Information

.  Such Note Purchaser acknowledges that it (a) has been provided a reasonable opportunity to ask questions of and receive answers from Representatives of the Company Parties regarding such matters and (b) has sought such financial, accounting, legal and tax advice as it has considered necessary to make an informed, independent investment decision, without relying on any advice from the Company Parties, with respect to the acquisition of the Notes.  Neither such inquiries nor any other due diligence investigations conducted at any time by such Note Purchaser shall modify, amend or affect such Note Purchaser’s right (i) to rely on the Company Parties’ representations and warranties contained in Article III above or (ii) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in any Transaction Document.

Section 4.06Restricted Securities

.  Such Note Purchaser understands and agrees that the Notes are being offered in transactions not involving any public offering within the meaning of the Securities Act, that such Notes have not been, and will not be, registered under the Securities Act and that such Notes may be offered, resold, pledged or otherwise transferred only (i) in a transaction not involving a public offering, (ii) pursuant to an exemption from registration requirements under the Securities Act provided by Rule 144 thereunder (if available), (iii) pursuant to an effective registration statement under the Securities Act, or (iv) to the Issuers or any Guarantor, in each of cases (i) through (iv) in accordance with any applicable securities Laws of any State of the United States, and that it will, and each subsequent holder is required to, notify any subsequent purchaser of Notes from it of the resale restrictions referred to above, as applicable, and will provide the Issuers and the transfer agent such certificates and other information as they may reasonably require to confirm that the transfer by it complies with the foregoing restrictions, if applicable.

Section 4.07Certain Fees

.  No fees or commissions will be payable by such Note Purchaser to brokers, finders, or investment bankers with respect to the sale of any of the Notes or the consummation of the transactions contemplated by this Agreement.

Section 4.08Legend

.  It is understood that the certificates evidencing the Notes will bear the following legends:

THE SECURITY EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY

NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.  THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS IF THE ISSUERS SO REQUEST) OR (2) TO THE ISSUERS OR A GUARANTOR AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE.  NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

Section 4.09Reliance on Exemptions

.  Such Note Purchaser understands that the Notes are being offered and sold to such Note Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Issuers are relying upon the truth and accuracy of, and such Note Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Note Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Note Purchaser to acquire the Notes.

Section 4.10Authority

.  Such Note Purchaser has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; the execution, delivery and performance by such Note Purchaser of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on its part; and, assuming the due authorization, execution and delivery by the other parties thereto, this Agreement constitutes the legal, valid and binding obligation of the Note Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

ARTICLE V

COVENANTS

Section 5.01Conduct of Business

.  Except as required by applicable Law or as expressly contemplated, required or permitted by this Agreement, during the period from the date of this Agreement until the Closing Date (or such earlier date on which this Agreement may be terminated pursuant to Section 8.10), Group, the Issuers and the Guarantors shall operate their businesses in the ordinary course.

Section 5.02Taking of Necessary Action

.  Each of the Parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement.  Without limiting the foregoing, each of Note Purchasers shall use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of such Note Purchaser, advisable for the consummation of the transactions contemplated by this Agreement, and each of Group, the Issuers and the Guarantors shall use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of such Company Party, advisable for the consummation of the transactions contemplated by this Transaction Documents.

Section 5.03Issuers’ Fees

.  Group, the Issuers and the Guarantors, jointly and severally, agree that they will indemnify and hold harmless each Note Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by Group, the Issuers, any other Issuer Entity or any parent entity of any of the foregoing in connection with the sale of the Notes or the consummation of the transactions contemplated by this Agreement.

Section 5.04DTC

. The Issuers will arrange for the Notes to be eligible for clearance and settlement through DTC.

Section 5.05Note Purchasers

. Notwithstanding anything to the contrary set forth in this Agreement, none of the terms or provisions of this Agreement shall in any way limit the activities of the Note Purchasers or any of their Affiliates or any portfolio companies of any such Affiliates, other than the Note Purchasers (the “Excluded Note Purchasers Parties”), so long as no Excluded Note Purchasers Party or any of its Representatives is acting on behalf of or in concert with Note Purchasers with respect to any matter that otherwise would violate any term or provision of this Agreement.

Section 5.06

Exchange Offer. The Exchange Offer shall be consummated in accordance with the terms set forth in the exchange offer memorandum attached hereto as Exhibit F, and shall not be extended, and the terms thereof shall not be modified or waived, in each case without the prior written consent of the Note Purchasers.

Section 5.07

License Agreement Amendment. Group, the Issuers and the Guarantors, as applicable, shall cause the A&R IP License Agreement, in the form attached hereto as Exhibit D, and the 2017 IP License Agreement, substantially in the form of the A&R IP License Agreement,, to be executed and delivered by all required parties thereto.

Section 5.08

Corporate Status. Effective prior to the Closing Date, J. Crew Brand, LLC shall either (i) make a tax election to be treated as a corporation for tax purposes or (ii) convert from a limited liability company to a corporation.

ARTICLE VI

CLOSING CONDITIONS

Section 6.01Conditions to Closing

.

(a)Mutual Conditions.  The respective obligation of each Party to consummate the Issuance at the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i)no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction that temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal;

(ii)there shall not be pending any Action by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement;

(iii)there shall not have occurred a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States;

(iv)holders of the PIK Toggle Notes shall have validly tendered, and not withdrawn, and there shall have been accepted in the Exchange Offer, not less than 95% of the aggregate principal amount outstanding of the PIK Toggle Notes; the Exchange Offer shall have been consummated in accordance with the terms set forth in the exchange offer memorandum attached hereto as Exhibit F; and there shall not have been any change to the terms of the Exchange Offer that materially adversely affect the Note Purchasers, as reasonably determined by the Note Purchasers in their sole discretion; and

(v)the Term Loan Amendment, substantially in the form attached hereto as Exhibit C, shall have been executed and delivered by all required parties thereto.

(b)Each Note Purchaser’s Conditions in Connection with the Closing.  The obligation of each Note Purchaser to purchase the Notes at the Closing shall be subject to the satisfaction on or prior to the Closing Date, as applicable, of each of the following conditions (any or all of which may be waived by such Note Purchaser only on behalf of itself in writing, in whole or in part):

(i)Group, the Issuers and the Guarantors shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by Group, the Issuers and the Guarantors on or prior to the Closing Date;

(ii)the representations and warranties of Group, the Issuers and the Guarantors contained in this Agreement that are qualified by materiality or Issuer Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties of Group, the Issuers and the Guarantors shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only), and the statements of Group, the Issuers, the Guarantors and their respective officers made in any certificates delivered pursuant to this Section 6 shall be true and correct on and as of the Closing Date in accordance with their respective terms;

(iii)the Notes shall be eligible for clearance and settlement through DTC;

(iv)the Company Parties shall have delivered, or caused to be delivered, to each Note Purchaser the Company Parties’ closing deliverables described in Section 6.02;

(v)(A) the Restructuring Support Agreement shall be in full force and effect and shall not have been terminated, (B) the Restructuring Support Agreement shall not have been modified or amended unless such modification or amendment shall have been approved by the Note Purchasers and (C) the “Restructuring” (as defined in the Restructuring Support Agreement) shall have been consummated in accordance with the Restructuring Support Agreement concurrently with the Closing;

(vi)the A&R IP License Agreement, in the form attached hereto as Exhibit D, and the 2017 IP License Agreement, substantially in the form of the A&R IP License Agreement and otherwise reasonably satisfactory to the Note Purchasers, shall have been executed and delivered by all required parties thereto;

(vii)the 2017 IP Assignment Agreements, in form and substance substantially similar to the 2016 IP Assignment Agreements and otherwise reasonably satisfactory to the Note Purchasers, shall have been executed and delivered by all required parties thereto, and the IP Contribution shall have occurred;

(viii)the Security Documents, substantially in the forms attached hereto as Exhibit E, shall have been executed and delivered by all required parties thereto;

(ix)the Intercreditor Agreement, in form and substance reasonably satisfactory to the Note Purchasers, shall have been duly executed by the Company Parties, the Collateral Agent for the Notes and the collateral agent for the Exchange Offer Notes.

(x)the agent under the Term Loan Agreement shall have been directed by the “Required Lenders” thereunder to dismiss the Litigation;

(xi)all fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, counsel to the Note Purchasers, and PJT Partners LP, financial advisors to the Note Purchasers, contemplated or provided for in Section 8.12 hereof shall have been paid, in each case to the extent an invoice therefor has been provided to the Issuers at least three Business Days prior to the Closing Date;

(xii)J. Crew Brand, LLC shall have either (i) made a tax election to be treated as a corporation for tax purposes or (ii) converted from a limited liability company to a corporation.

(xiii)each other Note Purchaser shall have, or caused to be delivered, to the Issuers such Note Purchaser closing deliveries described in Section 6.02, which, for the avoidance of doubt, shall include the entire amount of such other Note Purchasers’ Purchase Price;

(xiv)the Note Purchasers shall have received reasonably satisfactory evidence that the agents under the Term Loan Agreement and the ABL Credit Agreement shall have released their respective Liens on the IP Collateral (as defined in the Security Documents);

(xv)the Note Purchasers shall have received copies of (A) state level UCC lien, tax lien, and judgment lien searches for each of the Issuers and Guarantors at the secretary of state’s office or secretary of commonwealth’s office, as applicable, of such Person’s state of incorporation or formation, as applicable, (B) searches of ownership of intellectual property in the United States Patent and Trademark Office and the United States Copyright Office as may be reasonably requested by the Note Purchasers; and (C) county level tax lien, judgement lien, pending federal litigation and bankruptcy searches for each Issuer and Guarantor at the county (or in the case of federal litigation and bankruptcy searches, the applicable federal court located in such county) in which such Issuer’s or Guarantor’s chief executive office is located; and

(xvi)the Note Purchasers shall have received (A) form UCC-1 financing statements in respect of the security interests granted by each of the Issuers and Guarantors for filing in the secretary of state’s office or secretary of commonwealth’s office, as applicable, of such Person’s state of incorporation or formation, as applicable; (B) in connection with the pledge of the equity interests or promissory notes, as applicable, owned by each of the Issuers and Guarantors, an original stock certificate representing such pledged equity interests (to the extent such equity interests are certificated) or the relevant promissory notes, as applicable, together with customary blank stock or unit transfer powers or allonges, as applicable, and irrevocable powers duly executed in blank; (C) a completed perfection certificate dated the Closing Date and executed by an authorized officer or officers of each of the Issuers and Guarantors, together with all attachments required thereby; (D) fully executed intellectual property security agreements, in proper form for filing or recording in the United States Patent and

Trademark Office, as applicable, memorializing the Liens granted in favor of the Collateral Agent, for the benefit of the holders of the Notes, on the Licensed Marks and (E) all other actions required under the Security Documents to have been taken on the Issue Date to establish that the Collateral Agent will have a perfected first priority security interest in the assets of the Issuers and the Guarantors on the Issue Date.

(c)The Company Parties’ Conditions.  The obligation of the Company Parties to consummate the sale of the Notes to the Note Purchasers shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to each Note Purchaser (any or all of which may be waived by the Issuers in writing, in whole or in part, to the extent permitted by applicable Law):

(i)such Note Purchaser shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by such Note Purchaser on or prior to the Closing Date;

(ii)the representations and warranties of the Note Purchasers contained in this Agreement that are qualified by materiality or Note Purchaser Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties of the Note Purchasers shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only); and

(iii)such Note Purchaser shall have delivered, or caused to be delivered, to the Issuers the Note Purchaser’s closing deliveries set forth in Section 6.03.

Section 6.02Company Parties’ Deliveries

.  At the Closing, subject to the terms and conditions of this Agreement, the Company Parties will deliver, or cause to be delivered, to each Note Purchaser:

(a)the Notes to be issued to such Note Purchaser, through the facilities of DTC in accordance with Section 2.03 hereof;

(b)a certificate of the Secretary of State of the State of Delaware, dated a recent date, to the effect that each of Group, the Issuers and the Guarantors is in good standing;

(c)an Officer’s Certificate in the form attached to this Agreement as Exhibit B;

(d)an opinion addressed to the Note Purchasers from Weil, Gotshal, & Manges LLP, special counsel to Group, the Issuers and the Guarantors dated as of the Closing Date, in form and substance satisfactory to the Note Purchasers;

(e)the Indenture, duly executed by the Issuers, the Guarantors and the Trustee, in the form attached to this Agreement as Exhibit A;

(f)the Term Loan Amendment, duly executed and delivered by the required parties thereto, substantially in the form attached hereto as Exhibit C;

(g)the A&R IP License Agreement, duly executed and delivered by the required parties thereto, in the form attached hereto as Exhibit D;

(h)the 2017 IP License Agreement, duly executed and delivered by the required parties thereto, substantially in the form of the A&R IP License Agreement and otherwise reasonably satisfactory to the Note Purchasers;

(i)the 2017 IP Assignment Agreements, in form and substance substantially similar to the 2016 IP Assignment Agreements and otherwise reasonably satisfactory to the Note Purchasers, duly executed and delivered by the required parties thereto;

(j)the Security Documents substantially in the forms attached hereto as Exhibit E, duly executed by the Issuers, the Guarantors, the Trustee and the Collateral Agent (as defined therein), as applicable, granting Liens in favor of the Collateral Agent, for the benefit of the holders of the Notes, with the priority described in the Security Documents and the Indenture;

(k)the Intercreditor Agreement, in form and substance reasonably satisfactory to the Note Purchasers, duly executed by the Company Parties, the Collateral Agent for the Notes and the collateral agent for the Exchange Offer Notes;

(l)a certificate of the Secretary or Assistant Secretary of each of Group, the Issuer, the Co-Issuer and the Guarantors certifying as to (i) the Organizational Documents of Group, the Issuer, the Co-Issuer and the Guarantors and the bylaws of Group, the Issuer and the Co-Issuer, (ii) board resolutions authorizing the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby and (iii) the incumbent officers authorized to execute the Transaction Documents, setting forth the name and title and bearing the signatures of such officers; and

(m)such other documents relating to the transactions contemplated by this Agreement as the Note Purchaser or its counsel may reasonably request.

Section 6.03Note Purchaser Deliveries

.  At the Closing, subject to the terms and conditions of this Agreement, the Note Purchasers will deliver, or cause to be delivered, to the Issuers payment by wire transfer(s) of immediately available funds, of the Purchase Price set forth on Schedule A opposite such Note Purchaser’s name.

ARTICLE VII

INDEMNIFICATION, COSTS AND EXPENSES

Section 7.01Indemnification by the Company Parties

.

(a)Subject to the other provisions of this Section 7.01, each of Group, the Issuers and the Guarantors, jointly and severally, agrees to indemnify each Note Purchaser and its Representatives (collectively, “Note Purchaser Related Parties”) from costs, losses, liabilities, damages, or expenses, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action as a result of, arising out of, or in any way related to (i) the breach of, or inaccuracy in, any of the representations or warranties of Group, the Issuers or the Guarantors contained herein or in any certificate or instrument delivered by or on behalf of Group, the Issuers or the Guarantors hereunder, and in connection therewith (each such misrepresentation or breach of or inaccuracy in a representation or warranty, a “Warranty Breach”) or (ii) the breach of any of the covenants of Group, the Issuers or the Guarantors contained herein, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them (whether or not a party thereto) provided that such claim for indemnification relating to a Warranty Breach is made prior to the expiration of such representations or warranties to the extent applicable.

(b)No Note Purchaser Related Party shall be entitled to recover special, consequential (including lost profits) or punitive damages under 7.01(a) (other than any such damages to the extent that such damages (x) are in the form of diminution in value or (y) arise from Third Party Claims).

Section 7.02Indemnification by Note Purchaser

.  Each Note Purchaser agrees, severally and not jointly, to indemnify Group, the Issuer, the Co-Issuer, the Guarantors and their respective Representatives (collectively, “Issuer Related Parties”) from costs, losses, liabilities, damages or expenses, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them (whether or not a party thereto) as a result of, arising out of, or in any way related to the breach of, or inaccuracy in, any of the representations, warranties or covenants of such Note Purchaser contained herein; provided that such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty, to the extent applicable; provided further, that no Issuer Related Party shall be entitled to recover special, consequential (including lost profits) or punitive damages under this Section 7.02 (other than any such damages to the extent that such damages (x) are in the form of diminution in value or (y) arise from Third

Party Claims); and provided further, that in no event will such Note Purchaser be liable under this Section 7.02 for any amount in excess of such Note Purchaser’s aggregate principal amount of the Notes.

Section 7.03Indemnification Procedure

.  Promptly after any Issuer Related Party or Note Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third party, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement (each a “Third Party Claim”), the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure.  Such notice shall state the nature and the basis of such claim to the extent then known.  The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith.  If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof.  Such cooperation shall include furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control.  Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party.  After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from those available to the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.  Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, involves no admission of wrongdoing or malfeasance by, and includes a complete release from liability of, the Indemnified Party.

Section 7.04Non-Exclusive Remedies. The obligations of Group, the Issuers and the Guarantors under this Section 7 shall be in addition to any liability which Group, the Issuers and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to any Affiliate of each Note Purchaser; and the obligations of the Note Purchasers under this Section 7 shall be in addition to any liability which the respective Note Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of Group, the Issuers and each of the Guarantors.

ARTICLE VIII

MISCELLANEOUS

Section 8.01Interpretation

.  Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified.  All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified.  The word “including” shall mean “including but not limited to.” Whenever a party has an obligation under the Transaction Documents, the expense of complying with such obligation shall be an expense of such party unless otherwise specified therein.  Whenever any determination, consent or approval is to be made or given by any of the Note Purchasers under the Transaction Documents, such action shall be in such Note Purchaser’s sole discretion, unless otherwise specified therein.  If any provision in the Transaction Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Transaction Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Transaction Documents, and the remaining provisions shall remain in full force and effect.  The Transaction Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 8.02Survival of Provisions

.  The representations and warranties set forth in Sections 3.06, 3.07, 3.08, 3.09, 3.10, 3.11, 3.12, 3.13, 3.15, 3.16, 3.17, 3.23, 3.24, 3.25, 4.01, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09 and 4.10 of this Agreement shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth in this Agreement shall survive until the date that is 90 days following the issuance of the Notes hereunder, regardless of any investigation made by or on behalf of the Issuers or any of the Note Purchasers.  The covenants made in this Agreement or any other Transaction Document shall survive the Closing indefinitely until performed and remain operative and in full force and effect regardless of acceptance of any of the Notes and payment therefor and repayment, conversion, exercise, redemption or repurchase thereof.  All indemnification obligations of Group, the Issuers, the Guarantors and the Note Purchasers and all expense reimbursement obligations of Group, the Issuers and the Guarantors (including, for the avoidance of doubt, pursuant to Section 8.12 hereof) pursuant to this Agreement and the purchase option described in Section 8.14 hereof shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the Parties, regardless of any purported general termination of this Agreement.

Section 8.03No Waiver; Modifications in Writing

.

(a)Delay.  No failure or delay on the part of any Party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any right, power, or remedy.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at Law or in equity or otherwise.

(b)Specific Waiver; Amendment.  Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective, unless signed by each of Parties or each of the original signatories thereto affected by such amendment, waiver, consent, modification or termination.  Any amendment, supplement or modification of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by the Group, the Issuers or the Guarantors from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Agreement, no notice to or demand on Group, the Issuers or the Guarantors in any case shall entitle Group, the Issuers or the Guarantors to any other or further notice or demand in similar or other circumstances.

Section 8.04Binding Effect; Assignment

.

(a)Binding Effect. This Agreement shall be binding upon Group, the Issuers, the Guarantors, the Note Purchasers and their respective successors and permitted assigns.  Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement and as provided in Article VII, and their respective successors and permitted assigns.

(b)Assignment of Rights. All or any portion of the rights and obligations of any Note Purchaser under this Agreement may be transferred by such Note Purchaser to any Affiliate of such Note Purchaser without the consent of Group, the Issuers or the Guarantors by delivery of an agreement to be bound.  No portion of the rights and obligations of any of the Note Purchasers under this Agreement may be transferred by such Note Purchaser to a non-Affiliate without the written consent of the Issuers (such consent not to be unreasonably withheld).

Section 8.05Communications

.  All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery, electronic mail or personal delivery to the following addresses:

(a)If to the Note Purchasers:

GSO Capital Partners LP and any Related Fund thereof

c/o GSO Capital Partners LP

345 Park Avenue, 31st Floor

New York, NY 10154

Email: Ryan.Mollett@gsocap.com

Robert.Zable@gsocap.com

Jacob.Gladstone@gsocap.com

Anchorage Capital Master Offshore, Ltd.

PCI Fund, LLC

c/o Anchorage Capital Group, L.L.C.

610 Broadway, 6th Floor

New York, NY 10012

Attn: Operations

Email: operations@anchoragecap.com

With a copy to (which shall not constitute notice):

Milbank, Tweed, Hadley & McCloy LLP

28 Liberty Street

New York, NY 10005

Attention: Paul E. Denaro, Esq.

Email: pdenaro@milbank.com

(b)If to Group, the Issuers or the Guarantors:

J. Crew Brand, LLC

770 Broadway

New York, NY 10003

Attention: General Counsel

Email: Maria.DiLorenzo@JCrew.Com

With a copy to (which shall not constitute notice):

Weil, Gotshal & Manges LLP

767 5th Ave

New York, NY 10153

Attn: Corey Chivers

Email: Corey.Chivers@weil.com

or to such other address as Group, the Issuers, the Guarantors or the Note Purchasers may designate in writing.  All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; at the time of transmittal, if sent via electronic mail prior to 5:00 p.m., Eastern Time on the date submitted; on the next succeeding Business Day, if sent via electronic mail at or after 5:00 p.m., Eastern Time on the date submitted; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 8.06Entire Agreement

.  This Agreement and the other Transaction Documents are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto and thereto in respect of the subject matter contained herein and therein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein, with respect to the rights granted by Group, the Issuers, the Guarantors or the Note Purchasers set forth herein and therein.  This Agreement and the other Transaction Documents supersede all prior agreements and understandings between the Parties with respect to such subject matter.  The Schedules and Exhibits referred to herein and attached hereto are incorporated herein by this reference, and unless the context expressly requires otherwise, are incorporated in the definition of “Agreement.”

Section 8.07Governing Law; Submission to Jurisdiction

.  This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of New York.  The Parties hereby submit to the exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or based upon this Agreement or any of the transactions contemplated hereby.  The Parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 8.08Waiver of Jury Trial

.  THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 8.09Execution in Counterparts

.  This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, including facsimile or .pdf format counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 8.10Termination

.

(a)Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing by the mutual written consent of Group, the Issuers, the Guarantors and each of the Note Purchasers.

(b)Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing:

(i)if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction which permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal; or

(ii)upon the termination of the Restructuring Support Agreement; or

(iii)if the Closing shall not have occurred on or before July 13, 2017.

(c)In the event of the termination of this Agreement as provided in Section 8.10(a) or Section 8.10(b), this Agreement shall forthwith become null and void.  In the event of such termination, there shall be no liability on the part of any Party hereto; provided that nothing herein shall relieve any party from any liability or obligation with respect to (i) any fraud or willful or intentional breach of this Agreement or (ii) any breach by such party of its obligations of this Agreement arising prior to such termination.

Section 8.11Specific Performance

.  Damages in the event of breach of this Agreement by a Party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Party, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the Parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.  The existence of this right will not preclude any such Party from pursuing any other rights and remedies at law or in equity that such Party may have.

Section 8.12Fees and Expenses

. Except as set forth in the next sentence, each Party is responsible for its own fees and expenses (including the fees and expenses of counsel, financial consultants, investment bankers and accountants) in connection with the entry into this Agreement and the transactions contemplated hereby; provided that Group and the Issuers shall pay or cause to be paid the reasonable and documented fees and expenses of the counsel to the Note Purchasers in accordance with that letter agreement, dated December 21, 2016, by and between J. Crew Operating Corp. and Milbank, Tweed, Hadley & McCloy LLP, of financial advisors to the Note Purchasers in accordance with that letter agreement dated December 12, 2016 by and between J. Crew Group, Inc., PJT Partners LP and Milbank, Tweed, Hadley & McCloy LLP, together with any fees, stamp, issuance, sale and similar taxes and expenses related to the issuance and delivery of the Notes to the Note Purchasers, costs, fees and expenses in connection with registering or qualifying the Notes for sale and determining the eligibility for investments of the Notes under state securities laws, printing certificates, if any, representing the Notes, any trustee, paying agent, registrar, collateral agent or depositary, all costs, fees and expenses associated with the assignment, creation and perfection of security interests, mortgages and charges, including, without limitation, pursuant to the Security Documents and their associated financing statements, including filing fees, and fees and expenses incurred by counsel for the Note Purchasers in connection therewith, all expenses and fees incurred in connection with the approval of the Notes for book-entry transfer by DTC, and all other costs and expenses incident to the performance of the obligations of Group, the Issuers and the Guarantors hereunder.

Section 8.13Headings

. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Section 8.14Purchase Option

. If at any time, on or after the Closing Date, the Issuers shall desire to issue any additional notes under the Indenture or the Exchange Notes Indenture (other than the Notes and the Exchange Offer Notes to be issued on the Closing Date pursuant to this Agreement or in connection with the Exchange Offer) (any such additional notes, the “Additional Notes”), the Note Purchasers shall have a right of first offer over such Additional Notes at the lower of 97.0% of the principal amount of any such Additional Notes and the Market Price, which shall be exercised in the following manner:

(i)

At least 30 days prior to the contemplated date of issuance of any such Additional Notes, the Issuers shall provide the Note Purchasers with written notice of their desire to issue any such Additional Notes (an “Issuance Notice”).  The Issuance Notice shall specify the issuance date of such Additional Notes, the principal amount of Additional Notes that the Issuers wish to issue, whether the Additional Notes are to be issued under the Indenture or the Exchange Notes Indenture and any other terms and conditions material to the issuance proposed by the Issuers;

(ii)

Each of (x) GSO Capital Partners LP and its Related Funds, collectively, and (y) Anchorage Capital Master Offshore, Ltd and PCI Fund, LLC and their respective Related Funds, collectively (each of the foregoing groups in clauses (x) and (y), a “ROFO Party”), shall have a period of up to 10 days following receipt of the Issuance Notice to elect to exercise its right of first offer with respect to up to 50% of the Additional Notes contemplated to be issued, by delivering notice to the Issuers of such election (the date of such notice, the “Election Date”).  Any ultimate purchase of the Additional Notes shall be effectuated pursuant to definitive documentation substantially in the form of this Agreement, with any appropriate changes as reasonably requested by the Issuers and the ROFO Parties electing to exercise their rights to purchase Additional Notes as provided in this Section 8.14 (the “Electing Purchasers”), and the Issuers and the Electing Purchasers hereby agree to cooperate and negotiate in good faith, and seek to execute such definitive documentation promptly following the Election Date, provided, however, that to the extent any ROFO Party elects to purchase none, or less than 50%, of such Additional Notes, the Issuers shall promptly notify any Electing Parties, if any, of the same, and any such Electing Parties shall be provided an additional 5 days period to elect to further purchase any Additional Notes not elected to be purchased.

For purposes of the foregoing, “Market Price” shall mean the average of the closing bid price of three broker dealers mutually agreeable to the Issuers, on one hand, and the Electing Purchasers, on the other hand, such average to be measured two business days prior to the issuance date of the Additional Notes.

For the avoidance of doubt, nothing herein shall constitute an obligation or a commitment on the part of any ROFO Party to purchase any Additional Notes.

(Signature Pages Follow)

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

J.CREW GROUp, INC.

By:	/s/ Vincent Zanna
Name: Vincent Zanna
Title: SVP, Finance and Treasurer

J. CREW Brand, LLC

By:	/s/ Vincent Zanna
Name: Vincent Zanna
Title: SVP, Finance and Treasurer

J. CREW Brand Corp.

By:	/s/ Vincent Zanna
Name: Vincent Zanna
Title: SVP, Finance and Treasurer

J. CREW domestic brand, llc

By:	/s/ Vincent Zanna
Name: Vincent Zanna
Title: SVP, Finance and Treasurer

J. CREW international brand, llc

By:	/s/ Vincent Zanna
Name: Vincent Zanna Title: SVP, Finance and Treasurer

J. CREW brand intermediate, llc

By:	/s/ Vincent Zanna
Name: Vincent Zanna
Title: SVP, Finance and Treasurer

[Note Purchasers’ Signature Pages Redacted]

SCHEDULE A

Exhibit A

Form of Indenture

Exhibit B

Form of Company Parties’ Officer’s Certificate

J. Crew Brand, LLC

J. Crew Brand Corp.

J. Crew Group, Inc.

[], 2017

Pursuant to Section 6.02(c) of the Purchase Agreement by and among J. Crew Brand, LLC, a Delaware limited liability company (the “Issuer”), J. Crew Brand Corp., a Delaware corporation (the “Co-Issuer”) and J. Crew Group, Inc., a Delaware corporation (the “Parent” and, together with the Issuer and the Co-Issuer, the “Company Parties”), the Guarantors and each of the parties set forth on Schedule A thereto (the “Note Purchasers”), dated [●], 2017 (the “Purchase Agreement”), the undersigned, being the [TITLE] of the Parent, the [TITLE] of the Issuer and the [TITLE] of the Co-Issuer hereby certify as follows:

1.The Company Parties have performed and complied with the covenants and agreements contained in the Purchase Agreement that are required to be performed and complied with by the Company Parties on or prior to the date hereof.

2.The representations and warranties of the Company Parties contained in the Purchase Agreement that are qualified by materiality or Issuer Material Adverse Effect were true and correct when made and are true and correct on the date hereof (as though made at and as of the date hereof), and all other representations and warranties of the Company Parties were true and correct in all material respects when made and are true and correct in all material respects as of the date hereof (as though made at and as of the date hereof), other than those representations and warranties of the Company Parties contained in the Purchase Agreement that expressly relate to a different date, in which case, such representations and warranties are true and correct, or are true and correct in all material respects, respectively, as of such date.

3.Weil, Gotshal, & Manges LLP is entitled to rely on this certificate in connection with the legal opinions that they are rendering on the date hereof.

Capitalized terms used herein but not otherwise defined in this certificate shall have the respective meanings ascribed to such terms in the Purchase Agreement.

(Signature page follows)

The undersigned has executed this Officer’s Certificate as of the date first written above, in his capacity as [TITLE] of J. Crew Brand, LLC, as Issuer.

__________________________________________

[NAME]

[TITLE]

The undersigned has executed this Officer’s Certificate as of the date first written above, in his capacity as [TITLE] of J. Crew Brand Corp., as Co-Issuer.

__________________________________________

[NAME]

[TITLE]

The undersigned has executed this Officer’s Certificate as of the date first written above, in his capacity as [TITLE] of J. Crew Group, Inc.

__________________________________________

[NAME]

[TITLE]

Exhibit C

Form of Amendment to the Term Loan Agreement

Exhibit D

Form of A&R IP License Agreement

Exhibit E

Forms of Security Documents

Exhibit F

Form of Exchange Offer Memorandum